Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 21, 2026, with respect to the statutory financial statements of Genworth Life and Annuity Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 29, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 23, 2026, with respect to the financial statements of the subaccounts that comprise Genworth Life & Annuity VA Separate Account 1, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 29, 2026